EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated March 6, 1998 included in Jacobson Stores Inc.'s Form 10-K for the year ended
January 31, 1998. It should be noted that we have not audited any financial statements of the company subsequent to January 31, 1998 or performed any audit procedures subsequent to the date of our report.

/s/  Arthur Andersen LLP

Arthur Andersen LLP
Detroit, Michigan
July 14, 1998